Exhibit (d)(59)

Schedule A

Trusts and Portfolios Covered by the Amended and Restated Master International Research Agreement
dated as of August 1, 2007
between

Fidelity International Investment Advisors (currently known as FIL Investment Advisors)

and

Fidelity Management & Research Company

Name of Trust	Name of Portfolio	Type of Fund	Effective Date
Fidelity Advisor Series II	Fidelity Advisor Strategic Income Fund	Asset Allocation	07/01/03
Fidelity Charles Street Trust	Fidelity Asset Manager 20%	Asset Allocation	07/01/03
Fidelity Charles Street Trust	Fidelity Asset Manager 30%	Asset Allocation	09/12/07
Fidelity Charles Street Trust	Fidelity Asset Manager 40%	Asset Allocation	09/12/07
Fidelity Charles Street Trust	Fidelity Asset Manager 50%	Asset Allocation	07/01/03
Fidelity Charles Street Trust	Fidelity Asset Manager 60%	Asset Allocation	09/12/07
Fidelity Charles Street Trust	Fidelity Asset Manager 70%	Asset Allocation	07/01/03
Fidelity Charles Street Trust	Fidelity Asset Manager 85%	Asset Allocation	07/01/03
Fidelity Charles Street Trust	Fidelity Series Broad Market Opportunities	Asset Allocation	07/11/07
Fidelity Charles Street Trust	Fidelity Global Balanced Fund	Asset Allocation	07/01/03
Fidelity Fixed-Income Trust	Fidelity Strategic Dividend & Income Fund	Asset Allocation	11/20/03
Fidelity Fixed-Income Trust	Fidelity Strategic Real Return Fund	Asset Allocation	07/21/05
Fidelity School Street Trust	Fidelity Strategic Income Fund	Asset Allocation	07/01/03
Variable Insurance Products Fund V	Asset Manager Portfolio	Asset Allocation	07/01/03
Variable Insurance Products Fund V	Asset Manager: Growth Portfolio	Asset Allocation	07/01/03
Variable Insurance Products Fund V	Strategic Income Portfolio	Asset Allocation	11/20/03

Agreed and Accepted
as of September 28, 2009

Fidelity International Investment Advisors (currently known as FIL Investment Advisors)		\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Fidelity Management & Research Company

By:	/s/ Allan Pelvang		By:	/s/ JS Wynant
Name:	Allan Pelvang		Name:	JS Wynant
Title:	Director		Title:	Senior Vice President